Exhibit 10.30

NMH INVESTMENT, LLC

A Delaware Limited Liability Company

SEVENTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September     , 2014

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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SEVENTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NMH INVESTMENT, LLC

A Delaware Limited Liability Company

THIS SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended or modified from time to time in accordance with its terms, this “Agreement”) of NMH Investment, LLC (the “Company”), dated and effective as of September     , 2014, is adopted by, and executed and agreed to, for good and valuable consideration, by and among Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership (“VCP”), Vestar/NMH Investors, LLC, a Delaware limited liability company (“Vestar/NMH Investors” and together with VCP, the “Vestar Member”), and the other Persons listed as Members in the books and records of the Company as of the date hereof that have executed this Agreement, the First Amended and Restated Agreement, the Second Amended and Restated Agreement, the Third Amended and Restated Agreement, the Fourth Amended and Restated Agreement, the Fifth Amended and Restated Agreement, the Sixth Amended and Restated Agreement or any counterparts thereof, and each other Person who becomes a Member in accordance with the terms of this Agreement. Any reference in this Agreement to the Vestar Member shall include its successors to the extent such successors have become substituted Members in accordance with the provisions of this Agreement.

WHEREAS, on April 27, 2006 the Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation of NMH Investment, LLC (the “Certificate”) with the office of the Secretary of State of the State of Delaware;

WHEREAS, on April 27, 2006 VCP executed the Limited Liability Company Agreement of NMH Investment, LLC (the “Original Agreement”) and ratified the filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, the Original Agreement was amended and restated on June 29, 2006 (such date, the “First Amendment Date” and such amended and restated agreement, the “First Amended and Restated Agreement”) for the purpose, among other things, of setting forth the agreements governing the relations among the Members and to admit additional members;

WHEREAS, the First Amended and Restated Agreement was amended and restated on December 14, 2006 (the “Second Amended and Restated Agreement”) for the purpose, among other things, of creating a new class of Units classified as Class E Units (as defined herein);

WHEREAS, the Second Amended and Restated Agreement was amended and restated on July 31, 2008 (the “Third Amended and Restated Agreement”) for the purpose, among others, of setting forth certain agreements governing the relations among the Members;

WHEREAS, the Third Amended and Restated Agreement was amended and restated on June 4, 2010 (the “Fourth Amended and Restated Agreement”) for the purpose, among others, of amending certain terms relating to the Company’s Class B Units and Class D Units (each as defined herein);

WHEREAS, the Fourth Amended and Restated Agreement was amended and restated on May 10, 2011 (the “Fifth Amended and Restated Agreement”) for the purpose, among others, of creating a new class of Units classified as Class F Units (as defined herein);

WHEREAS, the Fifth Amended and Restated Agreement was amended and restated on August 13, 2012 (as amended on July 18, 2013, the “Sixth Amended and Restated Agreement”) for the purpose, among others, of creating new classes of Units classified as Class G Units (as defined herein) and Class H Units (as defined herein);

WHEREAS, it is contemplated that Civitas Solutions, Inc. (“Civitas”), a subsidiary of the Company, will consummate the initial sale of Civitas’s common stock to the public pursuant to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 27, 2014 under the Securities Act of 1933, as amended; and

WHEREAS, the Management Committee, the Vestar Member and the holders of a majority of each of the classes of Units desire to further amend and restate the Sixth Amended and Restated Agreement for the purpose, among others, of addressing certain matters related to the Civitas offering described above.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq, as it may be amended from time to time.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received his Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii) increase such deficit by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all partners, officers, employees and former partners, officers or employees of, all consultants or advisors to, and all other Persons who directly or indirectly receive compensation from such Member.

“Applicable Percentage” shall mean (i) with respect to Class B Units of any Class B Member, 100% (it being understood that, notwithstanding anything to the contrary in any Class B Member’s Management Unit Subscription Agreement, the term “Applicable Percentage” in each such Management Unit Subscription Agreement shall have the meaning set forth in this clause (i) with respect to the Class B Units of such Class B Member), (ii) with respect to Class C Units of any Class C Member, 100% (it being understood that, notwithstanding anything to the contrary in any Class C Member’s Management Unit Subscription Agreement, the term “Applicable Percentage” in each such Management Unit Subscription Agreement shall have the meaning set forth in this clause (ii) with respect to the Class C Units of such Class C Member), (iii) with respect to Class D Units of any Class D Member, 100% (it being understood that, notwithstanding anything to the contrary in any Class D Member’s Management Unit Subscription Agreement, the term “Applicable Percentage” in each such Management Unit Subscription Agreement shall have the meaning set forth in this clause (iii) with respect to the Class D Units of such Class D Member) and (iv) with respect to Class E Units of any Class E Member, the “Applicable Percentage” in effect under such Class E Member’s Director Unit Subscription Agreement with the Company (provided that the term “Sale of the Company” shall have the meaning provided in this Agreement and, provided further that, notwithstanding the foregoing, the Applicable Percentage with respect to Class E Units of any Class E Member shall equal 100% immediately preceding the consummation of a Sale of the Company).

“Assignee” means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with Article V.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such Person to pay his debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“Base Class E Amount” has the meaning set forth in Section 4.4(a)(vi)(B)(2)(b).

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be added such Member’s Capital Contributions, such Member’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b) To each Member’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed from time to time to the Company by such Member.

“Cash Inflows” means, as of any date, the aggregate amount of cash and Gross Asset Value of any assets distributed to the Vestar Investors pursuant to this Agreement from time to time on a cumulative basis through such date after giving effect to the Class H Amount with respect to all distributions through and including such date (it being understood that the determination of Cash Inflows is an iterative calculation to give effect to such Class H Amounts); provided that in no circumstances shall any fees paid to the Vestar Investors or expenses reimbursed to the Vestar Investors from time to time under this Agreement, the Management Agreement or otherwise be included in Cash Inflows.

“Cash Outflows” means, as of any date, the aggregate amount of the Capital Contributions made by the Vestar Investors from time to time on a cumulative basis through such date.

“Certificate” has the meaning set forth in Section 1.1.

“Class A Member” has the meaning set forth in Section 2.9.

“Class A Units” means the Class A Common Units of the Company.

“Class B Member” has the meaning set forth in Section 2.9.

“Class B Units” means the Class B Common Units of the Company.

“Class C Member” has the meaning set forth in Section 2.9.

“Class C Units” means the Class C Common Units of the Company.

“Class D Member” has the meaning set forth in Section 2.9.

“Class D Units” means the Class D Common Units of the Company.

“Class E Member” has the meaning set forth in Section 2.9.

“Class E Units” means the Class E Common Units of the Company.

“Class F Member” has the meaning set forth in Section 2.9.

“Class F Units” means the Class F Common Units of the Company.

“Class G Member” has the meaning set forth in Section 2.9.

“Class G Units” means the Class G Common Units of the Company.

“Class H Member” has the meaning set forth in Section 2.9.

“Class H Units” means the Class H Common Units of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Common Units” means, collectively, the Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and Class H Units.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d).

“Control” when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Current Class H Amount” has the meaning set forth on Section 4.4(m)(ii).

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

“Distributable Assets” means, with respect to any fiscal period, all cash receipts and (if distribution thereof is determined to be necessary by a majority of the Management Committee) other assets of the Company from any and all sources, reduced by operating cash expenses, payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the good faith judgment of the Management Committee, in connection therewith.

“Distribution Event” means any time a Member is entitled to receive a distribution pursuant to Section 4.4.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company.

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by mutual consent of the Members, as of the following times:

(i) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv) such other times as the Management Committee shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee (provided that, in the case of such assets which are securities, the fair market value thereof shall be the average of the closing prices of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day, the securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m. New York time, or, if on any day the securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization, in each case averaged over a period of 21 days consisting of the day as of which the fair market value is being determined and the 20 consecutive business days prior to such day. If at any time the securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be the fair value of the securities determined in good faith by the Management Committee using its reasonable business judgment (valuing the Company and its subsidiaries as a going concern; disregarding any discount for minority interest or marketability of the securities, whether due to transfer restrictions or the lack of a public market for the securities; taking into account the Preferred Priority Returns; and without taking into account the effect of any contemporaneous repurchase of securities at less than fair market value under Section 4 of the Management Unit Subscription Agreements); provided that if a Member disagrees in good faith with the Management Committee’s determination and such dispute involves an amount excess of $250,000, the Member shall notify the Company in writing of such disagreement within ten (10) business days of receipt of the Management Committee’s determination of the fair market value of the securities, in which event an Arbiter (as defined in the Management Unit Subscription Agreement) selected by mutual agreement of the Member and the Company shall make a determination of the fair market value thereof (valuing the Company and its subsidiaries as a going concern; disregarding any discount for minority interest or marketability of the securities, whether due to transfer restrictions or the lack of a public market for the securities; assuming the prior conversion, exercise or exchange of all securities convertible into or exchangeable or exercisable for securities; taking into account the Preferred Priority Returns; and without taking into account the effect of any contemporaneous repurchase of securities at less than fair market value under Section 4 of the Management Unit Subscription Agreements) solely by (i) reviewing a single written presentation timely made by each of the Company and the Member setting forth their respective resolutions of the dispute and their bases therefore and (ii) accepting either the Member’s or the Company’s proposed resolution of the dispute. For the avoidance of doubt, the determination of the fair market value of any securities shall be based on the amounts distributable in respect of such securities under terms hereof, including any adjustments necessary to reflect the portion of any tax distributions that were previously made in respect of such securities but not charged against other distributions in respect of such securities.

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Members determine that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d) of this definition of Gross Asset Value, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Grossed-Up Amount” means, with respect to any distribution pursuant to Section 4.4(a)(vi)(A), the sum of (a) the amount of Distributable Assets available to be distributed pursuant to Section 4.4(a)(vi)(A) and (b) the aggregate amount of the Participation Thresholds of all Participating Class F Units.

“Initial Capital Contribution” has the meaning set forth in Section 4.1.

“Initial Class E Amount” has the meaning set forth in Section 4.4(a)(vi)(B)(2)(b)(i).

“IRR” shall mean the cumulative internal rate of return of the relevant Members (calculated as provided below), as of any date, where the internal rate of return for such Members shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash and Gross Asset Value of any assets distributed to such Members pursuant to this Agreement from time to time on a cumulative basis through such date (provided that in no circumstances shall any fees paid to such Members or expenses reimbursed to such Members from time to time under this Agreement, the Management Agreement or otherwise be included in this clause (i)), minus (ii) the aggregate amount of the Capital Contributions made by such Members from time to time on a cumulative basis through such date. In determining the IRR, the following shall apply: (a) Capital Contributions shall be deemed to have been made on the last day of the month in which they are made (except for the Initial Capital Contribution which shall be deemed to have been made on June 29, 2006; provided that the foregoing exception shall not apply with respect to Initial Capital Contributions in respect of Preferred Units made after the First Amendment Date); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state or local taxation to the relevant Members; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on a annually compounded basis, and on the basis of a 365-day year.

“Liquidation Value” means, with respect to a Unit, the amount of cash that would be distributed to a Member in respect of such Unit if the Company sold all of its assets for an amount of cash equal to their fair market value and distributed the proceeds pursuant to Section 4.4 and 5.2.

“Management Agreement” means the Amended and Restated Management Agreement dated as of February 9, 2011 among the Company, National Mentor Holdings, Inc., a Delaware corporation, National Mentor Holdings, LLC (f/k/a National Mentor, Inc.), a Delaware limited liability company, NMH Holdings, Inc., a Delaware corporation, NMD Holdings, LLC, a Delaware limited liability company, and Vestar Capital Partners, a New York general partnership, as it may be amended or supplemented from time to time

“Management Committee” means the Management Committee established pursuant to Section 3.2.

“Management Unit Subscription Agreement” means any agreement for the sale or grant of equity securities by the Company to any employees or other service providers of the Company or any of its subsidiaries (including any executive unit agreement, management unit subscription agreement or any other agreement that is designated a “Management Unit Subscription Agreement” and approved by the Management Committee) entered into from time to time by the Company or any subsidiary of the Company and an executive or other service provider of the Company or any subsidiary of the Company, as the same may be amended or modified from time to time in accordance with its terms.

“Member” means the Vestar Member and each other Person who is hereby or hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” has the meaning set forth in Regulations Section 1.704-2(i)(2).

“Membership Interest” means, with respect to each Member, such Member’s aggregate ownership interest in the Company, which shall consist of an interest in the Company’s Preferred Units, Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and/or Class H Units.

“Multiple of Investment” means, as of any date, a number equal to the result of (a) all Cash Inflows divided by (b) all Cash Outflows. In determining the Multiple of Investment, all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state or local taxation to the Vestar Investors.

“Net Income” or “Net Loss” means for each year of the Company, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.3(c) hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(c).

“Officer” means each Person designated as an officer of the Company pursuant to Section 3.7, subject to such Section 3.7 and any resolution of the Management Committee appointing such Person as an officer or relating to such appointment.

“Original Agreement” has the meaning set forth in the preamble above.

“Participating Class F Unit” means, with respect to any Distribution Event pursuant to Section 4.4(a)(vi)(A), a Class F Unit that has a Participation Threshold that is less than the amount determined by dividing (a) the sum of (i) the amount of Distributable Assets available to be distributed pursuant to Section 4.4(a)(vi)(A) and (ii) the aggregate amount of the Participation Thresholds of all outstanding Class F Units that have a Participation Threshold that is less than or equal to that of the Class F Unit for which such determination is being made, by (b) the sum of (i) the number of outstanding Class B Units, Class C Units and Class D Units and (ii) the number of outstanding Class F Units that have a Participation Threshold that is less than or equal to that of the Class F Unit for which such determination is being made.

“Participating Residual Unit” means, with respect to any Distribution pursuant to Section 4.4(a)(vi)(A), each Class B Unit, each Class C Unit and each Class D Unit and each Participating Class F Unit.

“Participation Threshold” has the meaning set forth in Section 2.10.

“Period 1 Preferred Priority Return” means, with respect to each Preferred Member, an amount of Distributable Assets that, if distributed to such Preferred Member in respect of his, her or its Preferred Units on December 31, 2010, together with all prior distributions of Distributable Assets to such Preferred Member in respect of his, her or its Preferred Units, would have produced an IRR of 12.55% as of December 31, 2010.

“Period 2 IRR” shall mean the cumulative internal rate of return of the Preferred Members (calculated as provided below), as of any date, where the internal rate of return for such Preferred Members shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash and Gross Asset Value of any assets distributed to such Members pursuant to this Agreement from and after June 30, 2013 on a cumulative basis through such date (provided that in no circumstances shall any fees paid to such Members or expenses reimbursed to such Members from time to time under this Agreement, the Management Agreement or otherwise be included in this clause (i)), minus (ii) (A) an amount equal to the Period 1 Preferred Priority Return and (B) the aggregate amount of the Capital Contributions made by such Members from and after June 30, 2013 on a cumulative basis through such date. In determining the Period 2 IRR, the following shall apply: (a) for purposes of clause (ii), Capital Contributions shall be deemed to have been made on the last day of the month in which they are made (except for the deemed contribution of an amount equal to the Period 1 Preferred Priority Return pursuant to clause (ii)(A), which for purposes of clause (ii) shall be deemed to have been made on June 30, 2013); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state or local taxation to the relevant Members; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on a annually compounded basis, and on the basis of a 365-day year with the compounding to occur on June 30th of each year.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Preferred Member” has the meaning set forth in Section 2.9.

“Preferred Priority Return” means, with respect to the Preferred Members, collectively, a Period 2 IRR of 10.00%. Certain example calculations of Preferred Priority Returns are set forth on Annex A hereto.

“Preferred Units” means the Participating Preferred Units of the Company.

“Prior Class H Amounts” has the meaning set forth on Section 4.4(m)(ii).

“Proceeding” has the meaning set forth in Section 3.11.

“Regulations” or “Treasury Regulations” means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.3(c) of this Agreement.

“Remaining Amount” has the meaning set forth in Section 4.4(a)(vi)(B)(2).

“Remaining Class E Amount” has the meaning set forth in Section 4.4(a)(vi)(B)(2)(b)(ii).

“Representative” has the meaning set forth in Section 3.2(a) of this Agreement.

“Residual Units” mean Class B Units, Class C Units, Class D Units and/or Class F Units.

“Sale of the Company” shall mean a “Sale of the Company” (as defined in the Securityholders Agreement, except that transactions with a Person or Persons that are a wholly owned Subsidiary (as defined in the Securityholders Agreement) of the Vestar Member shall be excluded) or a dissolution of the Company in accordance with this Agreement (other than transactions effected for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company and/or any of its subsidiaries).

“Securities” means any debt or equity securities of any issuer, including without limitation common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Securityholders Agreement” means the Securityholders Agreement dated as of June 29, 2006 among the Company and each Member, as it may be amended or supplemented from time to time.

“Sixth Distribution” has the meaning set forth in Section 4.4(a)(vi).

“Subsequent Capital Contribution” means, with respect to any Member, any Capital Contribution made by such Member after such Member’s Initial Capital Contribution.

“Substitute Member” means any Assignee that has been admitted to the Company as a Member pursuant to Section 5.6 by virtue of such Assignee’s receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Target Holders” means the holders of both Preferred Units and Class A Units.

“Tax Matters Member” has the meaning set forth in Section 6.4(b).

“Total Class H Amount” has the meaning set forth on Section 4.4(m)(ii).

“Units” means, as the case may be, the Company’s Preferred Units, Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and/or Class H Units.

“Variable Distribution” has the meaning set forth in Section 4.4(a)(vi)(B).

“Vestar Investors” means Vestar Capital Partners V, L.P. and Vestar/NMH Investors, LLC, collectively.

“Vestar Member” has the meaning set forth in the preamble above.

SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships, joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified. The words “hereof” and “herein” and similar terms shall relate to this Agreement.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1 Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2 Name. The name of the Company is “NMH Investment, LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

SECTION 2.3 Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence until December 31, 2026 or dissolution prior thereto as determined under Section 5.2.

SECTION 2.4 Purpose; Powers. (a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b) In furtherance of its purposes stated in Section 2.4(a), the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including, without limitation, the following:

(i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

(iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii) to appoint employees and agents of the Company and define their duties and fix their compensation;

(viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(ix) to cease its activities and cancel its Certificate;

(x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii) to make, execute, acknowledge and file any and all documents or instruments, or to take such other action, necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(c) Management Committee. Subject to the provisions of this Agreement, (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, and (ii) the Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

(d) Merger. Subject to the provisions of this Agreement, the Company may, with approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

SECTION 2.5 Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Management Committee or any Officer, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

SECTION 2.6 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Management Committee may designate from time to time.

SECTION 2.7 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Representative or Officer shall be a partner or joint venturer of any other Member, Representative or Officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

SECTION 2.8 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Sixth Amended and Restated Agreement.

SECTION 2.9 Preferred, Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Members. Each Member of the Company shall be a Preferred Member, Class A Member, Class B Member, Class C Member, Class D Member, Class E Member, Class F Member, Class G Member and/or Class H Member, and each category of Member shall have the rights set forth herein. Any holder of a Preferred Unit shall be a Preferred Member. Any holder of a Class A Unit shall be a Class A Member. Any holder of a Class B Unit shall be a Class B Member. Any holder of a Class C Unit shall be a Class C Member. Any holder of a Class D Unit shall be a Class D Member. Any holder of a Class E Unit shall be a Class E Member. Any holder of a Class F Unit shall be a Class F Member. Any holder of a Class G Unit shall be a Class G Member. Any holder of a Class H Unit shall be a Class H Member. The number of Preferred Units, Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and/or Class H Units initially held by each Member is set forth in the books and records of the Company. To the extent permitted under applicable law, each Member (other than the Vestar Member and the Chairman and the Chief Executive Officer of the Company, respectively) waives his right to inspect any such information other than his ownership of Units.

SECTION 2.10 Class F Units.

(a) Class F Units Generally. Without limiting any other rights of the Company, the Company may, subject to the approval of the Management Committee, issue Class F Units to existing or new employees, officers, directors, consultants or other service providers of the Company or any of its subsidiaries pursuant to a Management Unit Subscription Agreement approved by the Management Committee, which agreement shall contain such provisions as the Management Committee shall determine. In the Management Committee’s discretion, the terms of any Class F Units issued pursuant to this Section 2.10 may include limitations on the Distributable Assets entitlements of such Class F Units imposed in order to cause such Class F Units to qualify as “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, Internal Revenue Service Notice 2005-43, or any future Internal Revenue Service guidance, including, as set forth in Section 2.10(c) below, by establishing a threshold amount for each Class F Unit (i.e., its Participation Threshold) of cumulative distributions of Distributable Assets that must be made with respect to all or one or more specified classes of Units outstanding immediately prior to the issuance of such Class F Units before such Class F Units may receive any distributions of Distributable Assets. Except as otherwise provided by the Board, any Member who receives Class F Units that are subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code shall make a timely and effective election under Section 83(b) of the Code with respect to such Class F Units. Except as otherwise provided by the Board, the Company and all Members will (i) treat such Class F Units as outstanding for tax purposes, (ii) treat such Member as a member of the Company for U.S. federal income tax purposes with respect to such Class F Units and (iii) file all tax returns and reports consistently with the foregoing (except for non-U.S. federal returns or reports for which a different tax treatment is required by applicable Law).

(b) Rule 701 Plan. This Section 2.10 together with the equity agreements pursuant to which the Class F Units are issued are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (and any similarly applicable state

“blue-sky” securities laws) and the issuance of Class F Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any similarly applicable state “blue-sky” securities laws); provided that the foregoing shall not restrict or limit the Company’s ability to issue any Class F Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Company may make the Class F Units and any issuance thereof and any applicable equity agreement subject to the terms and conditions of any other equity incentive plan consistent with the terms of this Agreement, as may be adopted by the Company.

(c) Participation Thresholds. On the date of each grant of Class F Units to a Member who is, or as a result of such grant becomes, a holder of Class F Units pursuant to a grant made under a Management Unit Subscription Agreement or similar agreement, the Management Committee shall establish an initial “Participation Threshold” amount with respect to each Class F Unit granted on such date. Unless otherwise determined by the Management Committee, the Participation Threshold with respect to a Class F Unit shall be equal to or greater than the Liquidation Value of a Class B Unit, disregarding the value of any return of Capital Contributions pursuant to Section 4.4(a)(iii), on the date of grant of such Class F Unit. The Management Committee may designate a series number for each subset of Class F Units consisting of Class F Units having the same Participation Threshold, which Participation Threshold differs from the Participation Thresholds of all Class F Units not included in such subset. If the Management Committee elects to so designate Class F Units, then the first Class F Unit issued on or after the date hereof shall be designated a “Series 1 Class F Unit.” Each Class F Unit’s Participation Threshold shall be adjusted after the grant of such Class F Unit in the following manner:

(i) in the event of any Distribution Event pursuant to Section 4.4(a)(vi)(A), the Participation Threshold of each Class F Unit outstanding at the time of such Distribution Event shall be reduced (but not below zero) by the amount that each Class B Unit receives in such Distribution Event (with such reduction occurring immediately after the determination of the portion of Distributable Assets, if any, that such Class F Unit is entitled to receive);

(ii) if the Company at any time subdivides (by any Unit split or otherwise) the Residual Units into a greater number of Units, the Participation Threshold of each Class F Unit outstanding immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse Unit split or otherwise) the Residual Units into a smaller number of Units, the Participation Threshold of each Class F Unit outstanding immediately prior to such combination shall be proportionately increased; and

(iii) no adjustment to any Participation Threshold shall be made in connection with (x) any redemption or repurchase by the Company or any Member of any Units or any forfeiture by any Member of any Units or (y) any Capital Contribution by any Member in exchange for newly issued Units.

The Participation Thresholds of each Class F Member’s Class F Units shall be set forth in the books and records of the Company, and the Company shall update its books and records from time to time as necessary to reflect any adjustments to the Participation Thresholds of outstanding Class F Units required pursuant to this Section 2.10.

(d) Amendment of this Section. Notwithstanding anything in this Agreement to the contrary, the Management Committee shall have the power to amend the provisions of this Section 2.10 and Section 4.4(a) to achieve the economic results intended by this Agreement, including that any Class F Units that are granted to executives of, or other service providers to, the Company in exchange for services provided or to be provided to the Company or any subsidiary thereof are intended to be profits interests when issued for United States federal income tax purposes.

(e) Unit Splits. If the Company at any time subdivides (by any Unit split or otherwise) the Residual Units into a greater number of Units, such subdivision shall divide each class of Residual Units proportionately, and if the Company at any time combines (by reverse Unit split or otherwise) the Residual Units into a smaller number of Units, such combination shall combine each class of Residual Units proportionately.

ARTICLE III

MANAGEMENT

SECTION 3.1 The Management Committee; Delegation of Authority and Duties.

(a) Members and Management Committee. The Members, acting through the Management Committee, shall manage and control the business and affairs of the Company, and shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter. No Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in his or its capacity as a Member, be bound to devote all of such Member’s business time to the affairs of the Company, and that each Member and such Member’s Affiliates do and will continue to engage for such Member’s own account and for the account of others in other business ventures.

(b) Delegation by Management Committee. The Management Committee shall have the power and authority to delegate to one or more other Persons the Management Committee’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member, a Representative or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Management Committee may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into and perform under any document on behalf of the Company.

(c) Committees. The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

SECTION 3.2 Establishment of Management Committee.

(a) Representatives. There shall be established a Management Committee composed of the number of Vestar Directors (as defined in the Securityholders Agreement) plus one additional Person (“Representatives”) who shall be elected by a plurality vote of the Class A Members, with each such Member having one vote for each Class A Unit held by such Member. Any Representative may be removed from the Management Committee at any time by the holders of a majority of the total voting power of the outstanding Class A Units. Each Representative shall remain in office until his or her death, resignation or removal. In the event of death, resignation or removal of a Representative, the party or parties, as applicable, which appointed such Representative shall fill the vacancy created.

(b) Absence. A Representative may, in isolated instances arising from exigent circumstances, designate a Person to act as his substitute and in his place at any meeting of the Management Committee. Such Person shall have all power of the absent Representative, and references herein to a “Representative” at a meeting shall be deemed to include his substitute. Notwithstanding anything in this Agreement to the contrary, Representatives shall not be deemed to be “members” or “managers” (as such terms are defined in the Act) of the Company.

(c) No Individual Authority. No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are authorized by the Management Committee.

SECTION 3.3 Management Committee Meetings.

(a) Quorum. A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee and, except as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

(b) Place, Waiver of Notice. Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by resolution of the Management Committee. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Regular Meetings. Regular meetings of the Management Committee shall be held at such times and places as shall be designated from time to time by resolution of the Management Committee. Notice of such meetings shall not be required.

(d) Special Meetings. Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by any two Representatives. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

(e) Notice. Notice of any special meeting of the Management Committee or other committee may be given personally, by mail, facsimile, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Representative at the address of the Representative in the books and records of the Company.

SECTION 3.4 Chairman. The Management Committee shall designate a Representative to serve as chairman. The chairman shall, unless a majority of Representatives present determine otherwise, preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present shall designate another Representative to serve as interim chairman for that meeting. The chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing.

SECTION 3.5 Approval or Ratification of Acts or Contracts. Any act or contract that shall be approved or be ratified by the Management Committee shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

SECTION 3.6 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing (or delivered by electronic mail), setting forth the action to be taken, is signed (or provided by electronic mail) by a majority of the Representatives or representatives of such other committee, as the case may be. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.7 Officers.

(a) Designation and Appointment. The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including but not limited to “chief executive officer,” “chairman,” “president,” “vice president,” “treasurer,” “secretary,” “general manager,” “director” and “chief financial officer,” as and to the extent authorized by the Management Committee. Any number of offices may be held by the same Person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

(b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

(c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(d) Chief Executive Officer. Subject to the powers of the Management Committee, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making officer.

(e) Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Management Committee.

(f) Vice President(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer or the Management Committee may from time to time prescribe.

(g) Secretary. (i) The secretary shall attend all meetings of the Management Committee, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Management Committee when required.

(ii) The secretary shall keep all documents described in Article 6 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer or the Management Committee. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(iii) If the Management Committee chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the chief executive officer or the Management Committee may from time to time prescribe.

SECTION 3.8 Management Matters. (a) All property owned by the Company shall be registered in the Company’s name, in the name of a nominee or in “street name” as the Management Committee may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by the Management Committee without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

(b) The Management Committee may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Management Committee may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

(c) The Management Committee shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940.

SECTION 3.9 Liability to Members. (a) Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member’s Capital Contribution to the Company and the other payments provided expressly herein.

(b) In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

SECTION 3.10 Indemnification. Subject to the limitations and conditions as provided in this Section 3.10, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of which he is the legal representative, is or was a Member, Officer or Representative, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Section 3.10 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.10 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.10 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 3.10 could involve indemnification for negligence or under theories of strict liability.

SECTION 3.11 Investment Representations of Members. Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and (vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

ARTICLE IV

CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

SECTION 4.1 Capital Contributions. The Vestar Member and each Member listed in the books and records of the Company have made initial capital contributions to the Company consisting of cash and/or Securities in the amounts set forth in the books and records of the Company (and as such books and records are updated to reflect Members’ initial capital contribution, if any, with respect to the initial issuance by the Company of Preferred Units, Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and Class H Units) (with respect to each Member, an “Initial Capital Contribution”).

SECTION 4.2 Capital Accounts. (a) There shall be established for each Member on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

(b) A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.

SECTION 4.3 Allocations of Net Income and Net Loss.

(a) Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. Subject to the other provisions of this Section 4.3, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

(b) General Allocations.

(i) Net Income and Net Loss. After giving effect to the special allocations provided in Sections 4.3(c) and 4.3(d), all Net Income and Net Loss of the Company for a fiscal year shall be allocated to the Members as follows:

(A) first, Net Income will be allocated to the Members having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, after adding back each Member’s share of Company Minimum Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5)), to the extent of, and in proportion to, those deficits unless satisfied by allocations under Section 4.3(c) hereof; and

(B) second, Net Income and Loss will be allocated so as to cause the credit balance in each Member’s Capital Account (computed in the same manner as provided parenthetically in Section 4.3(b)(i)(A) hereof) to equal, as nearly as possible, the amount such Member would receive in a distribution, if the distribution were made in accordance with the provisions of Section 4.4 hereof assuming the Company sold retained assets, if any, for the book value of such assets as used in determining the then applicable Capital Accounts under Code Section 704(b); provided that Net Losses will not be allocated to any Member to the extent it would create or increase a deficit balance in excess of such Member’s obligation to restore its Capital Account balance computed in accordance with the rules of Regulations Section 1.704-1(b)(2)(ii)(d) and including such Member’s share of Company Minimum Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5). Any Net Losses that cannot be allocated to a Member because of the limitation set forth in the proviso to the previous sentence will be allocated first to the other Members to the extent such other Members would not be subject to such limitation and second any remaining amount to the Members in the manner required by the Code and Regulations.

(c) Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 4.3:

(i) Regulatory Allocations.

(A) If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulations Section 1.704-2(f) or 1.704-2(i)(4), as applicable. It is intended that this Section 4.3(c)(i)(A) qualify and be construed as a “minimum gain chargeback” and a “chargeback of partner nonrecourse debt minimum gain” within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(A).

(B) Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in accordance with the number and type of their Units. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(C) If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii) (d), to the Member in an amount and manner sufficient to eliminate, to the extent by such Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible. It is intended that this Section 4.3(c)(i)(C) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(C).

(D) The allocations set forth in Sections 4.3(c)(i)(A), (B) and (C) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 4.3(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(ii) For any fiscal year during which a Member’s interest in the Company is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Member’s interest shall be apportioned between the assignor and the assignee of such Member’s interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Management Committee.

(iii) In the event that any amount claimed by the Company to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Member in its capacity as a member of the Company and not a payment to a Member not acting in its capacity as a partner under Code Section 707(a), then the Member who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iii).

(iv) In the event that any amount claimed by the Company to constitute a distribution made to a Member in its capacity as a member of the Company is treated for federal income tax purposes as a deductible expense of the Member for a payment to a Member not acting in its capacity as a member of the Company, then the Member who is deemed to have received such payment shall first be allocated the Company expense item attributable to such payment, its Capital Account shall be reduced to reflect the allocation, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iv).

(d) Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Member in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Member pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among the Members for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value in accordance with the “traditional method”. The Management Committee shall use reasonable efforts to structure any sale or other disposition by the Company of its assets in a manner that will defer the amount of any taxable income required to be so taken into account until the occurrence of a taxable Sale of the Company. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g). Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement

(e) Excess Nonrecourse Liabilities. Solely for purposes of determining a Member’s share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to the number and type of their Units.

(f) Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss and deductions for federal, state and local income tax purposes.

(g) Withholding. Each Member hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of such Member’s participation in the Company; if and to the extent that the Company shall be required to withhold any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding is required to be paid, which payment shall be deemed to be a tax distribution to such Member. The withholdings referred to in this Section 4.3 shall be made at the maximum applicable statutory rate under applicable tax law unless the Management Committee receives documentation, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.

SECTION 4.4 Distributions. (a) Each Member’s allocable portion of Distributable Assets during a fiscal year of the Company will be distributed (or set aside for the benefit of the applicable Member, in the discretion of the Management Committee) as soon as reasonably practicable after such Distributable Assets become available to the Company, subject to Sections 4.4(b), (h) and (l), as follows:

(i) First, 100% of the Distributable Assets shall be distributed to the Preferred Members, until each Preferred Member has received cumulative distributions pursuant to this Section 4.4(a)(i) equal to (A) such Member’s aggregate Capital Contributions in respect of his, her or its Preferred Units and (B) a Preferred Priority Return on such Member’s Capital Contributions in respect of his, her or its Preferred Units (provided that any amount under clause (B) shall be distributed only out of Net Income), with all such amounts to be distributed among the Preferred Members in proportion to the amount by which the sum of each Member’s respective aggregate Capital Contributions in respect of such Member’s Preferred Units and a Preferred Priority Return on such Member’s Capital Contributions in respect of such Member’s Preferred Units (to the extent of available Net Income as determined in good faith by the Management Committee) exceeds all prior distributions to such Member pursuant to this Section 4.4(a)(i);

(ii) Second, 100% of the remaining Distributable Assets shall be distributed to the Class A Members, pro rata in accordance with the number of each such Member’s Class A Units, until the Class A Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class A Units;

(iii) Third, 100% of the remaining Distributable Assets shall be distributed to the Class B Members, Class C Members, Class D Members and Class E Members, in proportion to their aggregate Capital Contributions in respect of their Class B Units, Class C Units, Class D Units and Class E Units, until such Members have received cumulative distributions pursuant to this Section 4.4(a)(iii) equal to such Member’s aggregate Capital Contributions in respect of their Class B Units, Class C Units, Class D Units and Class E Units;

(iv) Fourth, 100% of the remaining Distributable Assets shall be distributed to the Class F Members, in proportion to their aggregate Capital Contributions, if any, in respect of their Class F Units, until such Members have received cumulative distributions pursuant to this Section 4.4(a)(iv) equal to such Members’ aggregate Capital Contributions, if any, in respect of their Class F Units;

(v) Fifth, 100% of the remaining Distributable Assets shall be distributed to the Class G Members and Class H Members, in proportion to their aggregate Capital Contributions, if any, in respect of their Class G Units and Class H Units, until such Members have received cumulative distributions pursuant to this Section 4.4(a)(v) equal to such Member’s aggregate Capital Contributions, if any, in respect of their Class G Units and Class H Units;

(vi) Sixth, 100% of the remaining Distributable Assets (the “Sixth Distribution”) on a pari passu basis as follows:

(A) an amount equal to 10.0000% of the Sixth Distribution shall be distributed to the holders of the Residual Units as follows: with respect to each Class B Unit, Class C Unit and Class D Unit, an amount equal to the amount determined by dividing the Grossed-Up Amount by the number of Participating Residual Units, and, with respect to each Participating Class F Unit, an amount equal to the excess of (A) the amount determined by dividing the Grossed-Up Amount by the number of Participating Residual Units over (B) the Participation Threshold with respect to each such Participating Class F Unit;

(B) an amount equal to 90.0000% of the Sixth Distribution (the “Variable Distribution”) shall be distributed on a pari passu basis as follows:

(1) an amount (which will be between 0.0000% and 5.0000% of the Sixth Distribution as determined in accordance with Section 4.4(m)) equal to the Class H Amount shall be distributed to the Class H Members, pro rata in accordance with the number of each Member’s Class H Units;

(2) an amount (which will be between 85.0000% and 90.0000% of the Sixth Distribution) equal to the Variable Distribution less the Class H Amount (such amount, the “Remaining Amount”), shall be distributed on a pari passu basis as follows:

a. an amount (which will be between 84.9235% and 89.9190% of the Sixth Distribution) equal to the product of (x) the Remaining Amount and (y) 99.9100% shall be distributed to the Class A Members and Class G Members, pro rata in accordance with the number of each Member’s Class A Units and Class G Units;

b. an amount (which will be between 0.0765% and 0.0810% of the Sixth Distribution) equal to the product of (x) the Remaining Amount and (y) 0.0900% (the “Base Class E Amount”) shall be distributed as follows:

i. an amount equal to the product of (1) the Base Class E Amount, and (2) a fraction, the numerator of which is the number of Class E Units outstanding at the date of such distribution and the denominator of which is equal to the sum of (x) the number of Class E Units outstanding on the date hereof and (y) the number of Class E Units issued after the date hereof (less the number of Class E Units redeemed and reissued after the date hereof), and (3) the Applicable Percentage (such amount, the “Initial Class E Amount”) shall be distributed to the Class E Members, pro rata in accordance with the number of each Member’s Class E Units; and

ii. the amount of the Base Class E Amount remaining after the distribution of the Initial Class E Amount (the “Remaining Class E Amount”) shall be allotted to the Class A Members, pro rata in accordance with the number of each such Member’s Class A Units, and the aggregate amount of the Remaining Class E Amount to be distributed with respect to Class A Units shall be the amount of taxes attributable in respect of the Remaining Class E Amount determined in accordance with Section 4.4(j), and the remainder of the Remaining

Class E Amount shall be set aside and, if there occurs an increase in the Applicable Percentage with respect to Class E Units from time to time, such set aside amount, if any, shall be distributed to the Class E Members to the extent necessary to make the Initial Class E Amount (plus any portion of such set aside amount previously distributed with respect to Class E Units under this Section 4.4(a)(vi)(B)(2)(b)(ii)) equal the amount which would have been distributable under Section 4.4(a)(vi)(B)(2)(b)(i) if such increased Applicable Percentage had been in effect; provided that if a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class E Units under this Section 4.4(a)(vi)(B)(2)(b)(ii) (including such amounts due as a result of such Sale of the Company), the amount set aside under this Section 4.4(a)(vi)(B)(2)(b)(ii), if any, shall be distributed in respect of the Class A Units;

provided that, if the Distributable Assets being distributed consist of more than one kind of asset, all Distributable Assets consisting of cash must be distributed before any other kind of asset is distributed.

(b) Notwithstanding Section 4.4(a), if the amount described in clause (B) of Section 4.4(a)(i) has not been distributed pursuant to Section 4.4(a)(i) due to the proviso of Section 4.4(a)(i), the Company shall make a guaranteed payment to the Preferred Members, out of the Distributable Assets, of a Preferred Priority Return on the Preferred Members’ Capital Contributions in respect of their Preferred Units before any subsequent distributions are made pursuant to Section 4.4(a).

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) For purposes of determining the amount of distributions under this Section 4.4, any holder of a Membership Interest (or any portion thereof), whether or not such Person is a Substitute Member, shall be treated as having received amounts received by its predecessors or Successors in Interest.

(i) Any return from escrow of money held in anticipation of the Care Meridian purchase will result in a partial redemption in the same amount returned from such escrow of Preferred Units held by the Vestar Member without regard to the distribution schedule set forth in Section 4.4(a).

(j) Prior to making any distributions pursuant to Section 4.4(a) and in no event later than 90 days after the close of each fiscal year, the Company shall make a distribution (a “tax distribution”) to the Members (to the extent that there are Distributable assets in the form of cash) so that aggregate distributions to each Member pursuant to this Section 4.4(j) (taking into account any distributions made to the Members to pay estimated taxes) for each fiscal year (other than tax distributions to a Member made during a fiscal year in respect of income allocable to such Member in a prior fiscal year), equal the federal, state and local income tax liability that would be payable in respect of the taxable income allocable to such Member determined (A) solely by reference to such Member’s allocable share of the Company’s income (including guaranteed payments by the Company to such Member, but disregarding any items of expense that are deductible by an individual under Section 212 of the Code), (B) as if such Member were an individual resident in New York, New York, (C) as if such Member were subject to federal, state and local income tax at the highest marginal rate then in effect, taking into account the character of such income and (D) taking into account any loss carryforwards (assuming that such carryforward was not applied against any non-Company income). If a Member holds more than one class of Units, then such Member’s tax distributions shall be determined separately with respect to each class of Units held by such Member, and solely with respect to allocations of taxable items to such Member in respect of such class of Units. If any portion of a Member’s Units are redeemed by the Company pursuant to the Management Unit Subscription Agreement to which such Member is a party, then such Member’s tax distribution in respect of income of the Company after the date of such redemption shall be determined without regard to any items allocated to, or amounts distributed to, such Member in respect of such redeemed Units. A tax distribution to a Member in respect of any Unit shall be charged against current or future distributions to which such Member would otherwise have been entitled under this Section 4.4 or Section 5.2 in respect of such Unit. In addition to the annual tax distribution required by this Section 4.4(j), the Company shall make periodic distributions to the Members (to the extent that there are Distributable assets in the form of cash) in amounts sufficient for the Members to pay estimated taxes, calculated in accordance with the principles set forth in this paragraph (j). Notwithstanding anything herein to the contrary, tax distributions made to a Member shall not exceed the tax liability payable in respect of taxable income allocated (as determined in accordance with the principles of this Section 4.4(j)) to such Member.

(k) If all or a portion of a Member’s Units are transferred, sold or otherwise disposed of (including pursuant to a redemption by the Company), then subsequent distributions (i) to the transferor Member pursuant to this Agreement shall be determined without regard to amounts previously distributed to such transferor Member in respect of the Units so transferred, sold or otherwise disposed and (ii) to the transferee member Pursuant to this Agreement shall be determined with regard to amounts previously distributed to the transferor Member.

(l) Notwithstanding anything to the contrary in this Agreement, the portion of any distribution pursuant to Section 4.4(a)(vi)(A) that would otherwise be made with respect to any unvested Residual Unit, the portion of any distribution pursuant to Section 4.4(a)(vi)(B) that would otherwise be made with respect to any unvested Class H Unit or the portion of any distribution pursuant to Section 4.4(a)(vi)(B)(2)(a) that would otherwise be made with respect to any unvested Class G Unit (an “Unvested Amount”) shall not be distributed with respect to such unvested Unit and shall instead be handled as follows: (A) the portion of the Unvested Amount equal to the amount of taxes attributable to such Unvested Amount determined in accordance with Section 4.4(j) shall be distributed (x) in the case of Unvested Amounts in respect of Residual Units, to the holders of the vested Participating Residual Units pursuant to Section 4.4(a)(vi)(A) (but for this purpose treating any unvested Units as not outstanding), (y) in the case of Unvested Amounts in respect of Class H Units, to the holders of the vested Class A Units, Class E Units and Class G Units pursuant to Section 4.4(a)(vi)(B) (but for this purpose treating any unvested Units as not outstanding) and (z) in the case of Unvested Amounts in respect to Class G Units, to the holders of the vested Class A Units pursuant to Section 4.4(a)(vi)(B)(2)(a) (but for this purpose treating any unvested Units as not outstanding), and (B) the remainder of such Unvested Amount shall be set aside and (x) if such Unit thereafter becomes vested such set aside amount, if any, shall be distributed to the Class B Member, Class C Member, Class D Member, Class F Member, Class G Member or Class H Member holding such Unit, as applicable, or (y) if such Unit thereafter is cancelled, forfeited, repurchased or otherwise acquired by the Company or a Sale of the Company occurs, the set aside amount shall be distributed (1) in the case of Residual Units, to the holders of the vested Participating Residual Units pursuant to Section 4.4(a)(vi)(A) (but for this purpose treating any unvested Units as not outstanding), (2) in the case of Class H Units, to the holders of the vested Class A Units, Class E Units and Class G Units pursuant to Section 4.4(a)(vi)(B) (but for this purpose treating any unvested Units as not outstanding) and (3) in the case of Class G Units, to the holders of the vested Class A Units pursuant to Section 4.4(a)(vi)(B)(2)(a) (but for this purpose treating any unvested Units as not outstanding). For purposes of this paragraph, vesting shall be determined in accordance with the vesting terms set forth in the Management Unit Subscription Agreement pursuant to which such Residual Unit, Class G Unit or Class H Unit was issued and, if applicable, this Agreement.

(m) Determination of Class H Amount.

(i) The Class H Amount with respect to the first distribution pursuant to Section 4.4(a)(vi) after August 13, 2012 shall be determined pursuant to this Section 4.4(m)(i).

(A) If the Multiple of Investment is less than 1.5000, then the Class H Amount shall be zero.

(B) If the Multiple of Investment is equal to 1.5000, then the Class H Amount shall be equal to the product of (x) the Sixth Distribution and (y) 2.0000%.

(C) If the Multiple of Investment is greater than 1.5000 but less than 1.7000, then the Class H Amount shall be equal to the product of (1) the Sixth Distribution and (2) the sum of (A) 2.0000% plus (B) the product of (x) the amount by which the Multiple of Investment exceeds 1.5000 multiplied by (y) 0.1500. By way of example:

(1) if the Multiple of Investment is 1.5500, then the Class H Amount would be equal to the product of (x) the Sixth Distribution and (y) 2.7500% (the sum of (a) 2.0000% plus (b) 0.7500% (representing the product of (x) 0.0500 multiplied by (y) 0.1500)); and

(2) if the Multiple of Investment is 1.6250, then the Class H Amount would be equal to the product of (x) the Sixth Distribution and (y) 3.8750% (the sum of (a) 2.0000% plus (b) 1.8750% (representing the product of (x) 0.1250 multiplied by (y) 0.1500)).

(D) If the Multiple of Investment is equal to or greater than 1.7000, then the Class H Amount shall be equal to the product of (x) the Sixth Distribution and (y) 5.0000%.

(ii) The Class H Amount with respect to distributions pursuant to Section 4.4(a)(vi) subsequent to the distribution referred to in Section 4.4(m)(i) shall be the Current Class H Amount determined pursuant to this Section 4.4(m)(ii). For purposes of this Section 4.4(m)(ii), (A) “Prior Class H Amounts” means the sum of all prior distributions to the Class H Members in respect of Class H Units pursuant to Section 4.4(a)(vi); (B) “Total Class H Amount” means the amount of the distribution to the Class H Members in respect of Class H Units pursuant to Section 4.4(a)(vi) resulting from recalculating what the Class H Amount would be pursuant to Section 4.4(m)(i) above if (1) none of the prior distributions to the holders of the Company’s Units had been made and instead (2) the aggregate amount of all such prior distributions and the current distribution were to be distributed on the determination date to the holders of the Company’s Units pursuant to Section 4.4(a); and (C) “Current Class H Amount” means the Total Class H Amount less the Prior Class H Amount.

SECTION 4.5 Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such withholding tax or other liability or obligation. The Company shall have a right of set-off against such distributions of Distributable Assets in the amount of such withholding tax or other liability or obligation. The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law. Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Member shall be treated as an amount distributed to such Member for all purposes under this Agreement.

SECTION 4.6 Certain Repurchases and Redemptions. Notwithstanding anything to the contrary in this Agreement or in any Management Unit Subscription Agreement, the Company may, at its option, exercise its repurchase or redemption rights, if any, and fulfill its repurchase or redemption obligations, if any, to a holder of Units or fulfill its obligations, if any, to pay interest in respect of notes issued by the Company to repurchase or redeem Units or to repay the principal amount of such notes, pursuant to this Agreement or any Management Unit Subscription Agreement, in whole or in part, by distributing to such Member securities issued by a subsidiary of the Company with a value equal to (i) in the event of a repurchase or redemption of units, the redemption or repurchase price of the Units of such Member to be redeemed or repurchased or (ii) in the event of a payment of interest or principal in respect of notes issued by the Company to repurchase or redeem Units, the amount of interest or principal to be paid to the holder of such notes by the Company, as applicable (provided that, in each case, following such distribution the subsidiary that issued the distributed securities shall redeem or repurchase such securities from such Member for an amount of cash equal to the aggregate redemption or repurchase price of the Units of such Member to be redeemed or repurchased or the aggregate amount of interest or principal to be paid to the holder of notes issued by the Company to repurchase or redeem Units, as the case may be). The Company and the applicable Member agree to treat any such distribution as a distribution of securities of the subsidiary under Section 731(a) of the Code.

ARTICLE V

WITHDRAWAL; DISSOLUTION;

TRANSFER OF MEMBERSHIP INTERESTS;

ADMISSION OF NEW MEMBERS

SECTION 5.1 Member Withdrawal. Except as contemplated by Section 5.6, withdrawal by a Member shall constitute a breach of this Agreement. Notwithstanding anything to the contrary contained in the Act, in no event shall the Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement, or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn. Withdrawal of a Member pursuant to this Agreement, subject to the previous sentence, shall not dissolve the Company if at the time of such event of withdrawal there are one or more remaining Members, each of which hereby agrees to continue the business of the Company. If upon an event of withdrawal with respect to a Member there shall be no remaining Members, the Company nonetheless shall not be dissolved and shall not be required to be wound up if, within 90 days after the occurrence of such event of withdrawal, the Management Committee (other than any withdrawn Members) agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such withdrawal, of one or more Members.

SECTION 5.2 Dissolution. (a) The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i) the expiration of its term pursuant to Section 2.3;

(ii) the unanimous vote of the Management Committee;

(iii) the written consent of Members holding a majority of the outstanding Class A Units; and

(iv) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as provided in this Agreement, the death, retirement, resignation, expulsion, Incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

(b) When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Management Committee or, in the event of the unavailability of the Management Committee, such Member or other liquidating trustee as shall be named by the Management Committee.

(c) Within 120 calendar days after the effective date of dissolution of the Company, whether by expiration of its full term or otherwise, the assets of the Company shall be distributed in the following manner and order:

(i) All debts and obligations of the Company, if any, shall be paid, discharged or provided for by adequate reserves;

(ii) The balance, to the Members in accordance with Section 4.4.

(d) Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

SECTION 5.3 Transfer of Membership Interests. In cases where a Substitute Member has acquired an interest in the Company from a Member, such Substitute Member shall succeed to the Membership Interest acquired from such Member. In cases where an Additional Member is admitted to the Company, it shall be designated as either a Preferred Member, a Class A Member, a Class B Member, a Class C Member, a Class D Member, a Class E Member, a Class F Member, a Class G Member and/or a Class H Member, and its Preferred Units, Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F Units, Class G Units and/or Class H Units shall be designated by the Management Committee.

SECTION 5.4 Admission or Substitution of New Members. (a)The Management Committee shall have the right, in its sole and absolute discretion (subject to Section 5.3) to admit as a Substitute Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company. Concurrently with the admission of a Substitute Member or an Additional Member, the Management Committee shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member, or the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Substitute Member or the Additional Member.

(b) The admission of any Person as a Substitute or Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (X) execution and delivery of a counterpart signature page to this Agreement countersigned by the Management Committee on behalf of the Company or (Y) any other writing evidencing the intent of such Person to become a Substitute Member or Additional Member and such writing is accepted by the Management Committee on behalf of the Company and (ii) upon the request of the Management Committee, such Person’s execution and delivery of a counterpart to the Securityholders Agreement.

SECTION 5.5 Transfer of Member’s Interest. Subject to the Securityholders Agreement, a Member may transfer or assign all or part of its interest as a Member in the Company to any Person that agrees in writing to assume the responsibility of a Member under this Agreement. A Person who is so admitted as a Substitute Member or an Additional Member shall thereby become a Member. The Member shall not cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its entire interest in the Company. No Person may become a Substitute Member except as provided by this Section 5.5.

SECTION 5.6 Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

ARTICLE VI

REPORTS TO MEMBERS; TAX MATTERS

SECTION 6.1 Books of Account. Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company and the right to make copies thereof for any purpose reasonably related to the Member’s interest as a member of the Company, in each case, under such conditions and restrictions as the Management Committee may reasonably prescribe.

SECTION 6.2 Reports. (a) As promptly as possible after the close of each fiscal year of the Company, the Management Committee shall cause an examination of the financial statements of the Company as of the end of each such fiscal year to be made in accordance with generally accepted auditing standards as in effect on the date thereof, by a firm of certified public accountants selected by the Management Committee. Within 90 days after the close of each fiscal year, a copy of the financial statements of the Company, including the report of such certified public accountants, shall be furnished to each Member and shall include, as of the end of such fiscal year:

(i) a statement prepared by the Company setting forth the balance of each Member’s Capital Account and the amount of that Member’s allocable share of the Company’s items of Net Income or Net Loss and deduction, capital gain and loss or credit for such year for each of his Membership Interests; and

(ii) a balance sheet, a statement of income and expense and a statement of changes in cash flows of the Company for that fiscal year.

In addition, the Members shall be supplied with all other Company information necessary to enable each Member to prepare its federal income tax return.

(b) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Management Committee and shall be conclusive and binding on all Members, their successors, heirs, estates or legal representatives and any other Person, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

SECTION 6.3 Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year unless otherwise determined by the Management Committee in accordance with Section 706 of the Code.

SECTION 6.4 Certain Tax Matters. (a) The Management Committee shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Management Committee shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Management Committee may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, or (2) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit.

(b) The Company and each Member hereby designate the Vestar Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.4 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

SECTION 6.5 Certain Other Information. The Company shall provide to any Preferred Member that has made at any time in the past Capital Contributions to the Company of at least $150,000 in respect of such Preferred Member’s Preferred Units (regardless of whether any such Capital Contributions have been repaid), any information provided to any holders of indebtedness of the Company or any of its subsidiaries.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Schedules. The Management Committee may from time to time execute and deliver to the Members schedules which set forth the then current Capital Account balances of each Member and any other matters deemed appropriate by the Management Committee or required by applicable law. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 7.2 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

SECTION 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no Person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

SECTION 7.4 Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member, a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial results or clients of the Company that shall not be generally known to the public, except in each case as otherwise required by law or judicial or administrative process or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by any entity controlled by the Company in the ordinary course of his duties.

SECTION 7.5 Amendments. The Management Committee may, in its sole discretion and to the fullest extent allowable under Delaware law, amend this Agreement without the consent or approval of the Members, including such amendments to (i) admit Substitute Members and Additional Members, (ii) create new classes of Units and (iii) take any action necessary and related to clause (i) and (ii), except that (x) this Agreement may not be amended so as to discriminate among Members of the same class of Units and (y) an amendment to this Agreement that adversely affects the rights of one Class of Units and does not similarly affect the rights of another Class of Units must be approved by the Members holding a majority of the outstanding Units the rights of which are so adversely affected and similarly affected.

SECTION 7.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including cable, telex, telecopy or similar writing) and shall be given to any Member at its address or telex or telecopy number shown in the Company’s books and records or, if given to the Company, at the following address:

c/o Vestar Capital Partners

245 Park Avenue

41st Floor

New York, New York 10167

Attention: General Counsel

Telecopy: (212) 808-4922

with copies to:

National Mentor Holdings, Inc.

313 Congress Street

6th Floor

Boston, Massachusetts 02210

Attention: Linda DeRenzo

Telecopy: (617) 790-4271

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Sanford E. Perl, P.C.

Mark A. Fennell, P.C.

Telecopy: (312) 862-2200

Each such notice shall be effective (i) if given by telex or telecopy, upon dispatch, (ii) if given by mail, when deposited in the mails (first class or airmail postage prepaid) addressed as aforesaid and (iii) if given by any other means, when delivered to the address of such Member or the Company, as the case may be, specified as aforesaid.

SECTION 7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

SECTION 7.8 Power of Attorney. Each Member hereby irrevocably appoints the Chief Executive Officer of the Company as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. The Management Committee, as representative and attorney-in-fact, however, shall not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

SECTION 7.9 Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 7.10 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

SECTION 7.11 Incorporation of the Company. The Management Committee may at any time for any reason (including to facilitate a public offering of securities of the Company) cause the Company to incorporate its business, or any portion thereof, including by (i) the transfer of all of the assets of the Company, subject to the Company’s liabilities, or the transfer of any portion of such assets and liabilities, to one or more corporations in exchange for shares of such corporation(s) and the subsequent distribution of such shares, at such time as the Management Committee may determine, to the Members, (ii) conversion of the

Company into a corporation pursuant to Section 18-216 of the Delaware Act (or any successor section thereto), (iii) transfer by each Member of Units held by such Member to one or more corporations in exchange for shares of such corporation(s) (including by merger of the Company into a corporation) or (iv) causing a corporation to be admitted as a member of the Company, with such corporation purchasing interests in the Company from the Company or the Members (as determined by the Management Committee) with the proceeds of a public offering of the corporation’s stock and, in connection therewith, each Member agrees to the transfer of its Units in accordance with the terms of exchange as provided by the Management Committee in accordance with the terms hereof and further agrees that as of the effective date of such exchange any Unit outstanding thereafter which shall not have been tendered for exchange shall represent only the right to receive a certificate representing the number of shares of such corporation(s) as provided in the terms of such exchange. In connection with any such reorganization or exchange as provided above, each Member of a particular class shall receive the same form of securities and the same amount of securities per Unit of such class as such Member would have received pursuant to Section 4.4 upon a complete liquidation of the Company and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option. The Company shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with such incorporation transaction, including any fees related to a filing under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable. It is the intent of the Members that the conversion of the Company into corporate form and the conversion or reorganization of any of the Company’s operating divisions, whether currently existing or existing in the future, into corporate form are part of the Members’ original investment decision with respect to the Units of the Members. In connection with any such reorganization or change, no Member shall have the right or power to veto, vote for or against, amend, modify or delay any such reorganization, conversion or exchange. Further, each Member shall execute and deliver any documents and instruments and perform any additional acts that may be necessary or appropriate, as determined by the Management Committee, to effectuate and perform any such reorganization or change (including in the case of any Management Member, executing an agreement with the successor entity providing for the continued vesting of, and repurchase rights respecting, any equity securities issued in respect of unvested Units in form and substance similar to the provisions and restrictions with respect to vesting and repurchase rights set forth in any Management Unit Subscription Agreement or similar agreement, as the case may be). In connection with any such reorganization or change in connection with an initial public offering, the Management Committee may cause the Class H Units to be converted into or exchanged for options of equivalent value that preserve the economics and vesting terms of the Class H Units (based on the Multiple of Investment).

SECTION 7.12 Actions by Subsidiaries. Notwithstanding anything to the contrary in this Agreement, to the extent that the Company has obligations under this Agreement that require cooperation or actions by a subsidiary or former subsidiary of the Company (e.g., its obligations under Section 6.5 in the case of information provided to any holders of indebtedness of any of the Company’s subsidiaries), the Company shall only be required to use reasonable best efforts to satisfy such obligation.

SECTION 7.13 Effectiveness. This Agreement shall become effective only upon and as of the consummation of the initial sale to the public in an underwritten public offering of the common stock of Civitas pursuant to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 27, 2014 under the Securities Act of 1933, as amended (an “IPO”), on or prior to December 31, 2014. Notwithstanding any implication herein to the contrary, this Agreement shall automatically be null and void and shall automatically be of no force and effect, and the Sixth Amended and Restated Agreement shall remain in full force and effect, if an IPO is not consummated on or prior to such date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NMH INVESTMENT, LLC

By:
Name:
Title:	Chief Executive Officer

VESTAR CAPITAL PARTNERS V, L.P.

By:	Vestar Associates V, L.P., its General Partner

By:	Vestar Managers V, Ltd. its General Partner

By:
Name:	James L. Elrod
Title:	Managing Director

VESTAR/NMH INVESTORS, LLC

By:
Name:	James L. Elrod
Title:	Managing Director